Exhibit 99.2

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY (PRINTED ON PINK PAPER) IS FOR USE IN ACCEPTING THE OFFER BY BISON ACQUISITION CORP. TO PURCHASE ALL ISSUED AND OUTSTANDING COMMON SHARES OF INTER PIPELINE LTD. TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF INTER PIPELINE LTD. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

NOTICE OF GUARANTEED DELIVERY

for deposit of Common Shares

(together with associated rights issued under

the shareholder rights plan)

of

INTER PIPELINE LTD. pursuant to the offer dated February 22, 2021 made by

BISON ACQUISITION CORP.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (MOUNTAIN STANDARD TIME) ON

JUNE 7, 2021 (THE “EXPIRY TIME”) UNLESS THE OFFER IS ACCELERATED, EXTENDED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1.	YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE,

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR COMMON SHARES ON A TIMELY BASIS, OR

3.	YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated February 22, 2021 (the “Offer”) made by Bison Acquisition Corp. (the “Offeror”) to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (“Common Shares”) of Inter Pipeline Ltd. (“IPL”), together with the associated rights (the “SRP Rights”) issued under the shareholder rights plan of IPL (the “Shareholder Rights Plan”), including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, exchange or conversion of securities of IPL into Common Shares (other than pursuant to the SRP Rights), if: (a) Certificate(s) (“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of IPL or a direct registration system advice commonly referred to as a DRS Advice or a similar document evidencing the electronic registration of ownership of Common Shares or SRP Rights) representing the Common Shares to be deposited are not immediately available;

(b) the holder of Common Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (c) if the Shareholder is not able to deliver the Certificate(s) and all other required documents to Laurel Hill Advisory Group (the “Depositary”) at or prior to the Expiry Time at the office specified below. Under the Offer, each Shareholder may choose to receive either (i) the Cash Consideration for each Common Share held, which is $16.50 in cash per Common Share or (ii) the Share Consideration for each Common Share held, which is 0.206 of a Brookfield Infrastructure Corporation class A exchangeable subordinate voting share per Common Share, subject, in each case, to pro-ration as set out in the Offer to Purchase and Circular. Shareholders may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in each case, to pro-ration as set out in the Offer to Purchase and Circular.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and related Circular dated February 22, 2021 (the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular.

All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars, except where otherwise indicated.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Common Shares under the Offer and: (i) the Certificate(s) representing such Common Shares is (are) not immediately available; (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

a properly completed and executed Notice of Guaranteed Delivery, or a manually executed facsimile hereof, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)

the Certificate(s) representing all Deposited Common Shares, in proper form for transfer, and, if the Separation Time has occurred prior to the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Expiry Time; and

(d)

in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

This Notice of Guaranteed Delivery must be delivered by courier or transmitted by email, facsimile or mailed to the Depositary at its office in Toronto, Ontario specified on this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks in Canada or the United States.

The undersigned understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary of (i) the Certificate(s) representing the Common Shares and, if applicable, the Rights Certificates (or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares), (ii) a Letter of Transmittal, properly completed and duly executed, covering those Common Shares with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal, or in the case of Common Shares deposited by book-entry transfer, a Book-Entry Confirmation, and (iii) all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary before the Expiry Time, even if the Certificate(s) representing all of the deposited Common Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Common Shares is not made until after the take up and payment for the Common Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary may be directed to the Information Agent by telephone at 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

TO:	BISON ACQUISITION CORP.

AND TO:	LAUREL HILL ADVISORY GROUP, as Depositary

By Courier or Registered Mail
70 University Avenue
Suite 1440
Toronto, Ontario
M5J 2M4

By Facsimile Transmission
Fax: 1-416-646-2415

By Email
ipl-offer@laurelhill.com

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY COURIER OR TRANSMITTED BY FACSIMILE, EMAIL OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO LISTED ON THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE OR EMAIL TO FACSIMILE NUMBER OR AN EMAIL ADDRESS OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) REPRESENTING THE COMMON SHARES (AND IF APPLICABLE, THE RIGHTS CERTIFICATE(S)) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED BY MAIL OR COURIER.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DEPOSITS OF COMMON SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS IN ANY JURISDICTION OUTSIDE OF CANADA IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH

THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate or Holder Identification Number(s), (if available)	Name(s) in which IPL Common Shares is (are) Registered (please fill in exactly as name(s) appear(s) on DRS advices or Certificate(s))	Total Number of Common Shares Represented by DRS advice or Certificate(s)*	Number of Deposited Common Shares*

TOTAL:

SRP RIGHTS** (To be completed if necessary.)

Certificate or Holder Identification Number(s), (if available)	Name(s) in which IPL Common Shares is (are) Registered (please fill in exactly as name(s) appear(s) on DRS advices or Certificate(s))	Total Number of SRP Rights Represented by DRS advice or Certificate(s)*	Number of Deposited SRP Rights*

TOTAL:

*	Unless otherwise indicated, the total number of Common Shares and SRP Rights evidenced by all Certificates delivered will be deemed to have been deposited.

**

The following procedures must be followed in order to effect the valid delivery of Rights Certificates: If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by IPL to the Shareholders prior to the time that the undersigned’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the

Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. In any case, a deposit of Common Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the Common Shares deposited by the undersigned.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

E-mail	Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the Certificate(s) representing the Common Shares deposited hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal or a manually executed facsimile thereof with any required signature guarantee (or, in the case of a book-entry transfer of Common Shares, a Book-Entry Confirmation with respect to all Common Shares deposited hereby), and all other documents required by the Letter of Transmittal, (i) all at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Expiry Time, or (ii) if the Separation Time has occurred but Rights Certificates have not been distributed to the Shareholder prior to the Expiry Time, at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Rights Certificates are distributed to Shareholders.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

The Information Agent and Depositary for the Offer is:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By E-mail:

ipl-offer@laurelhill.com

By Facsimile:

1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail or Courier:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by the Shareholders to the Information Agent and Depositary as set out above. You may also contact your broker or other intermediary for assistance concerning the Offer. To keep current with further developments and information about the Offer, visit www.ipl-offer.com.